UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 1, 2023

Enstar Group Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-33289	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box HM 2267, Windsor Place 3rd Floor
22 Queen Street, Hamilton HM JX Bermuda                         N/A
(Address of principal executive offices)                          (Zip Code)
Registrant’s telephone number, including area code: (441) 292-3645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Ordinary shares, par value $1.00 per share	ESGR	The NASDAQ Stock Market	LLC
Depositary Shares, Each Representing a 1/1,000th Interest in a 7.00% Fixed-to-Floating Rate	ESGRP	The NASDAQ Stock Market	LLC
Perpetual Non-Cumulative Preferred Share, Series D, Par Value $1.00 Per Share
Depositary Shares, Each Representing a 1/1,000th Interest	ESGRO	The NASDAQ Stock Market	LLC
in a 7.00% Perpetual Non-Cumulative Preferred Share, Series E, Par Value $1.00 Per Share
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.
On March 1, 2023, Enstar Group Limited (the "Company") issued a press release announcing its results for the year ended December 31, 2022 (the "Press Release"), a copy of which is furnished with this report as Exhibit 99.1 and incorporated herein by reference, a Financial Supplement for the year ended December 31, 2022 (the "Financial Supplement"), a copy of which is furnished with this report as Exhibit 99.2 and incorporated herein by reference, and an audio update discussing its results for the year ended December 31, 2022 (the "Audio Update"). The Press Release, the Financial Supplement and the Audio Update will be available on the "Investor Relations" page of the Company's website located at www.enstargroup.com.
The information contained in the Press Release, the Financial Supplement and the Audio Update is summary information that is intended to be considered in the context of the Company's Securities and Exchange Commission ("SEC") filings and other public announcements that the Company may make, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in the Press Release, the Financial Supplement and the Audio Update, although it may do so from time to time as its management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.
The information presented in Item 2.02 of this Current Report on Form 8-K and Exhibits 99.1 and 99.2 shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended.
Item 7.01. Regulation FD Disclosure.
On March 1, 2023, the Company released a presentation (the "Investor Presentation"), a copy of which is attached hereto as Exhibit 99.3 and is incorporated herein by reference. The Company expects to use the Investor Presentation from time to time in connection with presentations to potential investors, industry analysts and others. The Investor Presentation is available under the “Events & Presentations” tab of the Company's “Investor Relations” website located at www.enstargroup.com/events-and-presentations.
By filing this Current Report on Form 8-K and furnishing the information in this Item 7.01, the Company makes no admission as to the materiality of any information in the Investor Presentation that is required to be disclosed solely by reason of Regulation FD.
The information contained in the Investor Presentation includes summary information and forward-looking information relating to Enstar's performance that is intended to be considered in the context of the Company’s SEC filings and other public announcements that the Company may make, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in the Investor Presentation, although it may do so from time to time as its management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.
Item 8.01. Other Events.
As previously disclosed, on May 5, 2022, the Company's board of directors authorized the repurchase of up to $200 million of the Company's ordinary shares (the "Repurchase Program"), such authorization to be effective through May 5, 2023. On February 23, 2023, the Company's board of directors authorized the repurchase of up to an additional $105 million of the Company's ordinary shares under the Repurchase Program and extended the authorization effective date through February 23, 2024. Following this increase, the total remaining capacity under the Repurchase Program is now $200 million.
Repurchases pursuant to the Repurchase Program are expected to be executed through open market transactions, privately negotiated transactions, or in such other manner as determined by the

Company, including through plans complying with Rule 10b5-1 of the Exchange Act. Repurchases will be subject to SEC regulations as well as certain price, market volume and timing constraints specified in any Rule 10b5-1 plan. As a result of these constraints, execution of the Repurchase Program may not result in all or any of the authorized shares being repurchased by the Company. The Repurchase Program may be modified, extended, suspended or terminated by the Company at any time without notice.
Item 9.01. Financial Statements and Exhibits
Exhibits

Exhibit No.	Description

99.1	Press Release, dated March 1, 2023.

99.2	Financial Supplement for the year ended December 31, 2022.

99.3	Investor Presentation.

101	Pursuant to Rule 406 of Regulation S-T, the cover page information in formatted in Inline XBRL.

104	Cover page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSTAR GROUP LIMITED

March 1, 2023	By:	/s/ Orla Gregory
Orla Gregory
Chief Financial Officer